Exhibit 10.1

AMENDMENT NO. 10

TO THE

SAN DIEGO GAS & ELECTRIC COMPANY

NUCLEAR FACILITIES QUALIFIED CPUC DECOMMISSIONING

MASTER TRUST AGREEMENT

FOR

SAN ONOFRE NUCLEAR GENERATING STATIONS

This Amendment No. 10 made this     27th    day of       August     , 2014, by and between San Diego Gas & Electric Company (“Company”) and The Bank of New York Mellon, a New York state bank, successor by operation of law to Mellon Bank, N.A (“Trustee”).

WHEREAS, pursuant to Section 2.12 of the Nuclear Facilities Qualified Decommissioning Master Trust for San Onofre Nuclear Generating Stations dated as of June 29, 1992, as amended (“Agreement”) between the Company and the Trustee, the parties specifically reserve the right to amend the Agreement;

NOW, THEREFORE, the Company and the Trustee agree as follows:

1.

The third and fourth sentences of Section 4.05 shall be restated as follows:

The Committee, or upon written notice from the Committee, the Trustee, shall assume responsibility for employing independent certified public accountants to audit the financial statements not less frequently than annually, subject to the provisions contained in Section 6.05.  The Company and the Committee shall have the right to object to any of the audited financial statements.

2.

The second sentence of the introductory text of Article II shall be restated as follows:

No disbursement or payment may be made from the Master Trust for activities subject to NRC-jurisdiction under section 50.75 until written notice of the intention to make disbursement or payment has been made in accordance with 10 CFR 50.75(h)(1)(iv), or any subsequent NRC requirement.

3.

Each Party hereby represents and warrants to the others that it has full authority to enter into this Amendment No. 10 upon the terms and conditions hereof and that the individual executing this Amendment No. 10 on its behalf has the requisite authority to bind that Party.

IN WITNESS WHEREOF, the Company, the Trustee, and the California Public Utilities Commission have set their hands and seals in agreement to these amendments effective as provided above.

SAN DIEGO GAS & ELECTRIC COMPANY

By:	/s/ Robert Schlax
Date:	7/31/14
Attest:	/s/ Sylvia Jimenez

THE BANK OF NEW YORK MELLON

By:	/s/ Joseph G. Kirchmeier
Date:	7/29/14
Attest:	/s/ James Mahoney

CALIFORNIA PUBLIC UTILITIES COMMISSION

By:	/s/ Michelle Cooke for PAC
Date:	8/27/14
Attest:	/s/ Carol Mendiola